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                                                                      Exhibit 21
               SUBSIDIARIES OF THE REGISTRANT IN FISCAL YEAR 1998






UNITED STATES
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         Graham Manufacturing Co., Inc.
                  20 Florence Avenue
                  Batavia, New York  10420


UNITED KINGDOM
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         Graham Vacuum and Heat Transfer Limited
                  The Forge
                  Congleton, Cheshire SW12 4HQ, England

         Graham Precision Pumps Limited
                  The Forge
                  Congleton, Cheshire SW12 4HQ, England